Exhibit 10.7

EXHIBIT B

BORROWING BASE CERTIFICATE

General Insulation Company, Inc., a Florida corporation (“ISA”), and ISA Indiana, Inc., an Indiana corporation (“ISA Indiana”) (collectively, the “Borrowers”)	Certificate #:

Period Ended:

To induce Fifth Third Bank (“Agent”) and the lenders from time to time party to the Credit Agreement defined below (“Lenders”) to make a Revolving Loan or issue a Letter of Credit pursuant to the Credit Agreement dated as of July 30, 2010 (as the same may be hereafter amended, the “Credit Agreement”), among Agent, Lenders and Borrowers, we hereby certify, as of the above date, the following:

          Collateral Balances:

Total

[1]	Previous Certificate AR Balance (Item [2])

	a)	Gross Sales since last Certificate

	b)	Collections since last Certificate

	c)	Credits since last Certificate

[2]	Total AR now being certified to Agent: [1] + [a] - [b] - [c]

[3]	Total Ineligible AR (See attached breakdown)

[4]	Net Amount of Eligible AR: [2] – [3]

[5]	Total Loan value of Eligible AR at 80% of [4]

[6]	Total Inventory

[7]	Total Ineligible Inventory (see attached breakdown)

[8]	Net amount of Eligible Inventory: [6] – [7]

[9]	Loan value of Eligible Inventory @ 60% of [8]

[10]	Total Loan value of Eligible Inventory: [9] or $15,000,000 or
80% of the Net Orderly Liquidation Value Percentage, whichever is less.

[11]	Borrowing Base Reserves (See attached breakdown):

[12]	Total Available Collateral: [5] + [10] – [11]		$

          Loan Balances:

[13]	Total For Borrowers: the lesser of [A] $40,000,000 or [B] the total amount from [12] for the Borrowers.		$

[14]	Revolving Loan Balance per previous Certificate

	d)	Net total applied collections since last Certificate

	e)	Advance Request

	f)	Letter of Credit Exposure

[15]	New Revolving Loan Balance
[14] – [d] + [e] + [f], but in no event shall [15] be greater than [13]

As used herein, “AR” means “Receivables”. Ineligible AR and Ineligible Inventory shall be calculated by reference to the definition of Eligible Receivables and Eligible Inventory, respectively. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies that the information and statements contained on this Borrowing Base Certificate are true, correct, and complete. All Inventory is valued at the lower of fair market value or cost based on GAAP. The undersigned also represents that to the best of the undersigned’s knowledge, there does not exist an Event of Default, and there does not exist a condition which may result in an Event of Default under the terms of the Credit Agreement.

The undersigned hereby further certifies that (a) attached hereto are copies of the most recent NAS Factoring Report and the most recent NAS Factoring Documents and (b) the next contemplated wire expected from the Permitted Factoring Transactions is $______________ to be received on _____________, 2010.

Prepared By	Authorized Signature of Borrowers

Date:

For Agent Use Only

Date of Advance:
Amount: $

(Ineligible Details)

I.	Ineligible AR:

Past Due (over 90 days):

Due from Affiliates:

Foreign Account Debtors (without letter of credit “LOC”):

United States as debtor (without assignment of claim):

State or municipality as debtor without assignment:

Contras:

25% Cross-Age:

30% Concentration (except for accounts with North American Stainless as account debtor):

80% Concentration for accounts with North American Stainless as account debtor, subject to a cap equal to the Receivables Advance Rate multiplied by $20,000,000:

Account debtors in bankruptcy:

Due from Customers in New Jersey, Minnesota, or West Virginia (without proper corporate filing):

Receivables resulting from guaranteed sales, C.O.D. sales, etc.:

Subject to Lien other than a Permitted Lien:

Permitted Factoring Receivables:

Other:

Total Ineligible AR:	$

II.	Ineligible Inventory:

Slow moving, obsolete, unsalable or defective items of Inventory:

Work in process:

Outside U.S.:

Not in possession of Borrower or at other permitted location (as determined in accordance with the Credit Agreement), except for inventory located at North American Stainless:

Inventory located at the premises of North American Stainless if written waiver and access agreements are in place (capped at $2,000,000)

Subject to Lien other than a Permitted Lien:

Packaging, Supplies, Molds, Spare Parts (unless readily saleable), Display Items and Rack Samples:

Consigned Inventory:

In Transit Inventory:

Custom made inventory not subject to a purchase order:

Licensed Inventory:

Inventory giving rise to a Permitted Factoring Receivable:

Other:

Total Inventory Ineligibles:	$

III.	Borrowing Base Reserves:

List:

List:

Total Borrowing Base Reserves:	$	$